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                                                                    EXHIBIT 99.1

                Certification Pursuant to 18 U.S.C. Section 1350,
                       as Adopted Pursuant to Section 906
                        of the Sarbanes-Oxley Act Of 2002


         In connection with the Quarterly Report of PRG-Schultz International, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John M. Cook, Chairman of the Board and Chief Executive Officer of the Company and I, Donald E. Ellis, Jr., Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned's knowledge: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


November  13, 2002                           /s/ JOHN M. COOK
                                ------------------------------------------
                                               John M. Cook
                                     Chairman of the Board and Chief
                                            Executive Officer
                                      (Principal Executive Officer)

November  13, 2002                       /s/ DONALD E. ELLIS, JR.
                                ------------------------------------------
                                           Donald E. Ellis, Jr.
                                 Executive Vice President-Finance, Chief
                                     Financial Officer and Treasurer
                                      (Principal Financial Officer)